Exhibit 99.1 Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com Investor Contact: Michael Sherrick +203 517 3104 michael.sherrick@isg-one.com

Information Services Group Announces

Third-Quarter 2025 Results

●	Reports third-quarter GAAP revenues of $62 million, exceeding guidance and up 8% versus prior year, excluding results from divested automation unit
●	Reports third-quarter GAAP net income of $3.1 million, GAAP EPS of $0.06 and adjusted EPS of $0.09
●	Reports third-quarter adjusted EBITDA of $8.4 million, up 19% versus prior year
●	Generates $11.1 million in cash from operations, up from $8.8 million in prior year
●	Declares fourth-quarter dividend of $0.045 per share, payable December 19, 2025, to shareholders of record as of December 5, 2025
●	Sets fourth-quarter guidance: revenues between $60.5 million and $61.5 million and adjusted EBITDA between $7.5 million and $8.5 million

STAMFORD, Conn., November 3, 2025 ― Information Services Group (ISG) (Nasdaq: III), a global AI-centered technology research and advisory firm, today announced financial results for the third quarter ended September 30, 2025.

“ISG delivered an excellent third quarter, continuing our AI-powered momentum with clients,” said Michael P. Connors, chairman and CEO. “Excluding our divested automation unit, Q3 revenues were up 8 percent, with the Americas up 11 percent; Europe returning to growth, up 7 percent, and recurring revenues up 9 percent. Our adjusted EBITDA rose 19 percent, and our adjusted EBITDA margin increased nearly 200 basis points, due to a more profitable mix of business and our continued focus on operating efficiency. We also had another strong cash quarter, generating $11 million in cash from operations.”

Commenting on the broader market, Connors said, “We are seeing a modest improvement in the macro environment, as clients begin to adapt to global market conditions. Demand is stronger in the U.S. than elsewhere as clients continue to invest in technology for AI adoption and cost optimization. Demand is beginning to increase in Europe, though the market there remains cautious amid economic and geopolitical uncertainty. Overall, with our AI-centered approach, ISG is well positioned to serve our clients’ needs and continue to grow.”

Third-Quarter 2025 Results

Reported revenues for the third quarter were $62.4 million, up 2 percent from $61.3 million in the prior year. Excluding third-quarter 2024 results from ISG’s automation unit, which the firm divested on October 1, 2024, revenues were up 8 percent. Currency translation positively impacted reported revenues by $0.7 million versus the prior year.

Excluding third-quarter 2024 automation results, revenues were $42.2 million in the Americas, up 11 percent versus the prior year, and up 5 percent on a reported basis. Revenues in Europe were $16.0 million, up 7 percent, excluding automation results, and down 1 percent on a reported basis, and Asia Pacific revenues were $4.2 million, down 15 percent on a reported basis, all versus the prior year.

ISG reported third-quarter operating income of $4.6 million, compared with operating income of $4.3 million in the prior year. Reported third-quarter net income was $3.1 million, compared with net income of $1.1 million in the prior year. Fully diluted income per share was $0.06, compared with income per fully diluted share of $0.02 in the prior year.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the third quarter was $4.7 million, or $0.09 per share on a fully diluted basis, compared with adjusted net income of $2.5 million, or $0.05 per share on a fully diluted basis, in the prior year’s third quarter.

Third-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $8.4 million, up 19 percent from the prior year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 13.5 percent, up 196 basis points from 11.6 percent in the prior year.

Other Financial and Operating Highlights

ISG generated $11.1 million of cash from operations in the third quarter, compared with generating $8.8 million of cash in the third quarter last year. The firm’s cash balance totaled $28.7 million at September 30, 2025, up 14 percent from $25.2 million at June 30, 2025.

During the third quarter, ISG paid dividends of $2.4 million and repurchased $2.8 million of shares.

2025 Fourth-Quarter Revenue and Adjusted EBITDA Guidance

“ISG was an early mover in AI, developing AI-centered products and services that are now seeing increasing demand. Clients continue to turn to ISG to support their cost optimization objectives, map their AI strategy, and invest in the foundational technology they need to achieve AI at scale,” Connors said. “For the fourth quarter, ISG is targeting revenues of between $60.5 million and $61.5 million, and EBITDA growth in the 15 percent to 20 percent range year over year, with adjusted EBITDA of between

$7.5 million and $8.5 million. We will continue to monitor the macro environment, including the impact of tariffs, FX, inflation and other factors, and adjust our business plans accordingly.”

Quarterly Dividend

The ISG Board of Directors declared a fourth-quarter dividend of $0.045 per share, payable on December 19, 2025, to shareholders of record as of December 5, 2025.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, November 3, 2025, to discuss the company’s third-quarter results. The call can be accessed by dialing +1 (800) 715-9871; or, for international callers, by dialing +1 (646) 307-1963. The access code is 6034504. A recording of the conference call will be accessible on ISG’s investor relations page for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; (14) engagements may be terminated, delayed or reduced in scope by clients; (15) the effect of the divestiture of the automation unit on ISG’s relationships with its customers and suppliers and on its retained business generally; (16) the success of ISG’s focus on AI advisory and AI-powered platforms; (17) changes to trade policy, and (18) potential employment-related claims. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and nine months ended September 30, 2025, and September 30, 2024. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, interest accretion associated with contingent consideration, acquisition- and disposition-related costs, loss on disposal of assets, gain on sale of business, and severance, integration and other expense), adjusted net income (defined as net income, plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, interest accretion associated with contingent consideration, acquisition- and disposition-related costs, loss on disposal of assets, gain on sale of business, and severance, integration and other expense on a tax-adjusted basis), adjusted net income per diluted share, adjusted EBITDA margin, and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Nasdaq: III) is a global AI-centered technology research and advisory firm. A trusted partner to more than 900 clients, including 75 of the world’s top 100 enterprises, ISG is a long-time leader in technology and business services that is now at the forefront of leveraging AI to help organizations achieve operational excellence and faster growth. The firm, founded in 2006, is known for its proprietary market data, in-depth knowledge of provider ecosystems, and the expertise of its 1,600 professionals worldwide working together to help clients maximize the value of their technology investments.

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Information Services Group, Inc.

Condensed Statement of Income and Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues	$62,364	$61,277	$183,512	$189,808
Operating expenses
Direct costs and expenses for advisors	36,032	36,530	105,550	116,484
Selling, general and administrative	20,601	18,855	61,899	63,026
Depreciation and amortization	1,143	1,598	3,413	4,724
Operating income	4,588	4,294	12,650	5,574
Interest income	23	222	115	701
Interest expense	(1,051)	(1,604)	(3,154)	(4,672)
Gain on the sale of business	720	—	720	—
Foreign currency transaction loss	(81)	(30)	(174)	(24)
Income before taxes	4,199	2,882	10,157	1,579
Income tax provision	1,143	1,734	3,430	1,782
Net income (loss)	$3,056	$1,148	$6,727	$(203)

Weighted average shares outstanding:
Basic	48,132	48,940	48,258	48,743
Diluted	50,437	50,158	50,272	48,743

Earnings (loss) per share:
Basic	$0.06	$0.02	$0.14	$(0.00)
Diluted	$0.06	$0.02	$0.13	$(0.00)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income (loss)	$3,056	$1,148	$6,727	$(203)
Plus:
Interest expense (net of interest income)	1,028	1,382	3,039	3,971
Income tax provision	1,143	1,734	3,430	1,782
Depreciation and amortization	1,143	1,598	3,413	4,724
Interest accretion associated with contingent consideration	9	7	29	66
Loss on assets disposal	91	—	92	—
Gain on the sale of business	(720)	—	(720)	—
Change in contingent consideration	—	(2,390)	—	(2,390)
Acquisition and disposition-related costs (1)	202	654	405	679
Severance, integration and other expense	633	586	1,347	4,263
Foreign currency transaction loss	81	30	174	24
Non-cash stock compensation	1,756	2,329	6,180	5,690
Adjusted EBITDA	$8,422	$7,078	$24,116	$18,606

Net income (loss)	$3,056	$1,148	$6,727	$(203)
Plus:
Non-cash stock compensation	1,756	2,329	6,180	5,690
Intangible amortization	330	738	967	2,230
Interest accretion associated with contingent consideration	9	7	29	66
Change in contingent consideration	—	(2,390)	—	(2,390)
Loss on assets disposal	91	—	92	—
Gain on the sale of business	(720)	—	(720)	—
Acquisition and disposition-related costs (1)	202	654	405	679
Severance, integration and other expense	633	586	1,347	4,263
Foreign currency transaction loss	81	30	174	24
Tax effect (2)	(762)	(625)	(2,712)	(3,380)
Adjusted net income	$4,676	$2,477	$12,489	$6,979

Weighted average shares outstanding:
Basic	48,132	48,940	48,258	48,743
Diluted	50,437	50,158	50,272	48,743

Adjusted earnings per share:
Basic	$0.10	$0.05	$0.26	$0.14
Diluted	$0.09	$0.05	$0.25	$0.14

(1)	Consists of expenses from acquisition and disposition-related costs and non-cash fair value adjustments on pre-acquisition contract liabilities.
(2)	Marginal tax rate of 32% reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S states and foreign jurisdictions.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

		Constant	Three Months Ended		Constant	Three Months Ended
	Three Months Ended	currency	September 30, 2025	Three Months Ended	currency	September 30, 2024
	September 30, 2025	impact	Adjusted	September 30, 2024	impact	Adjusted
Revenue	$62,364	$(341)	$62,023	$61,277	$358	$61,635
Operating income	$4,588	$(294)	$4,294	$4,294	$(42)	$4,252
Adjusted EBITDA	$8,422	$(302)	$8,120	$7,078	$(21)	$7,057

	Nine Months Ended	Constant	Nine Months Ended	Nine Months Ended	Constant	Nine Months Ended
	Ended	currency	September 30, 2025	Ended	currency	September 30, 2024
	September 30, 2025	impact	Adjusted	September 30, 2024	impact	Adjusted
Revenue	$183,512	$1,014	$184,526	$189,808	$2,092	$191,900
Operating income	$12,650	$(338)	$12,312	$5,574	$24	$5,598
Adjusted EBITDA	$24,116	$(299)	$23,817	$18,606	$204	$18,810